SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2002

USinternetworking, Inc.
(Exact Name of Registrant as
Specified in Charter)

25737
(Commission File No.)

52-2078325
(IRS Employer
Identification No.)

Delaware
(State or Other Jurisdiction
of Incorporation)

One USi Plaza
Annapolis, Maryland 21404-7478
(Address of Principal Executive Offices)

(410) 897-4400
(Registrant’s telephone number, including area code)

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

          On January 7, 2002, USinternetworking, Inc., a Delaware corporation (the “Registrant”), and four of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland, Northern Division. The case numbers assigned to this proceeding are 02-5-0215 to 0219(SD). The filing is intended to allow the Registrant, as debtor-in possession, to continue to manage and operate its assets and businesses in the ordinary course of business subject to the supervision and orders of the Court. The filing was also instituted to enable an affiliate of Bain Capital Partners, LLC (“Bain”), to invest up to $106 million in the Registrant. It is anticipated that upon the consummation of the Bain investment, the outstanding common stock of the Registrant will be cancelled for zero consideration.

ITEM 5.     OTHER EVENTS

          On January 7, 2002, the trading of the Registrant’s common stock was halted on the NASDAQ market. On January 17, 2002, the Registrant requested to voluntarily de-list from the NASDAQ market. The de-listing is scheduled to take place on or about January 22, 2002.

ITEM 7.     EXHIBITS

(c)	Exhibits.

99.1. The Company’s Press Release dated January 7, 2001.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USinternetworking, Inc.

By:	/s/ William T. Price

Name:	William T. Price
Title:	Vice President, General Counsel & Secretary

Date: January 17, 2002

EXHIBIT INDEX

*99.1 Press Release dated January 7, 2002.

*	Filed herewith.